                                                                    Exhibit 19.1


      AFCO AGGREGATE RECEIVABLES BALANCE BY AMOUNT - IDENTIFIED PORTFOLIO
                                 AS OF 4/30/99

                                                                                                          PERCENT OF
                                                                PERCENT OF              AGGREGATE          AGGREGATE
                                                                 NUMBER OF             RECEIVABLE         RECEIVABLE
AGGREGATE RECEIVABLES BALANCE         NUMBER OF ACCTS                ACCTS                BALANCE            BALANCE
1.      5,000 or less                          24,644                67.07%     $   40,941,330.38              7.72%

2.      5,000 - 10,000                          4,747                12.92%         33,712,017.71              6.36%

3.     10,000 - 25,000                          4,053                11.03%         63,170,869.37             11.91%

4.     25,000 - 50,000                          1,651                 4.49%         57,264,779.77             10.80%

5.     50,000 - 75,000                            555                 1.51%         33,826,354.43              6.38%

6.     75,000 - 100,000                           280                 0.76%         24,137,532.74              4.55%

7.    100,000 - 250,000                           524                 1.43%         79,264,922.90             14.95%

8.    250,000 - 500,000                           174                 0.47%         61,703,275.25             11.64%

9.    500,000 - 1,000,000                          73                 0.20%         48,089,924.37              9.07%

10. 1,000,000 - 5,000,000                          42                 0.11%         76,946,385.17             14.51%

11         Over 5,000,000                           2                 0.01%         11,247,321.00              2.12%


Total:                                         36,745                             $530,304,713.09 (1)


(1) Includes $1,025,880.11 of loan commitments

        AFCO COMPOSITION OF RECEIVABLES BY REMAINING INSTALLMENT TERM -
                       IDENTIFIED PORTFOLIO AS OF 4/30/99

                                                                                                                        PERCENT OF
                                                                           PERCENT                 AGGREGATE             AGGREGATE
                                                                      OF NUMBER OF               RECEIVABLES           RECEIVABLES
REMAINING INSTALLMENT TERM                 NUMBER OF ACCTS                   ACCTS                   BALANCE               BALANCE
03 Months or Less                                   14,500                   39.46%          $ 69,826,495.90                13.17%


04 to 06 Months                                     12,024                   32.72%           151,342,772.37                28.54%


07 to 09 Months                                      9,722                   26.46%           201,164,981.37                37.93%


10 to 12 Months                                        280                    0.76%            47,930,775.69                 9.04%


13 to 18 Months                                        108                    0.29%            18,869,859.24                 3.56%


More than 18 Months                                    111                    0.30%            41,169,828.52                 7.76%



Total:                                              36,745                                   $530,304,713.09 (1)


(1) Includes $1,025,880.11 of loan commitments

              AFCO GEOGRAPHIC CONCENTRATION - IDENTIFIED PORTFOLIO
                                 AS OF 4/30/99

                                                                        PERCENTAGE OF
                                                AGGREGATE                   AGGREGATE
                                              RECEIVABLES                 RECEIVABLES
               STATES                             BALANCE                     BALANCE
CALIFORNIA                                $111,546,455.88                      21.03%
TEXAS                                       67,853,406.34                      12.80%
NEW YORK                                    42,356,320.89                       7.99%
FLORIDA                                     33,719,674.91                       6.36%
PENNSYLVANIA                                33,115,231.51                       6.24%
NEW JERSEY                                  27,473,500.29                       5.18%
ILLINOIS                                    18,058,284.78                       3.41%
MASSACHUSETTS                               16,214,336.21                       3.06%
WASHINGTON                                  14,616,131.16                       2.76%
OHIO                                        13,039,432.92                       2.46%
LOUISIANA                                   10,939,731.56                       2.06%
INDIANA                                     10,842,661.21                       2.04%
GEORGIA                                     10,762,879.30                       2.03%
MICHIGAN                                    10,087,743.57                       1.90%
TENNESSEE                                    8,178,339.55                       1.54%
COLORADO                                     7,797,742.31                       1.47%
MISSOURI                                     7,760,579.01                       1.46%
NORTH CAROLINA                               7,535,999.70                       1.42%
CONNECTICUT                                  6,521,142.12                       1.23%
OREGON                                       5,587,658.17                       1.05%
ALASKA                                       5,431,012.67                       1.02%
OKLAHOMA                                     5,128,780.54                       0.97%
ARIZONA                                      5,005,691.01                       0.94%
MINNESOTA                                    4,810,826.40                       0.91%
MISSISSIPPI                                  4,808,943.72                       0.91%
MARYLAND                                     4,773,185.94                       0.90%
WEST VIRGINIA                                4,103,523.67                       0.77%
VIRGINIA                                     4,066,742.70                       0.77%
KENTUCKY                                     3,735,831.11                       0.70%
ALABAMA                                      3,367,279.36                       0.63%
ARKANSAS                                     3,297,403.02                       0.62%
NEVADA                                       3,182,152.75                       0.60%
SOUTH CAROLINA                               2,870,827.58                       0.54%
WISCONSIN                                    2,678,830.59                       0.51%
HAWAII                                       1,678,446.14                       0.32%
IDAHO                                        1,362,708.01                       0.26%
MAINE                                        1,103,286.11                       0.21%
NEW HAMPSHIRE                                1,045,845.69                       0.20%
UTAH                                           889,523.21                       0.17%
IOWA                                           647,961.05                       0.12%
RHODE ISLAND                                   597,202.26                       0.11%
WYOMING                                        583,969.50                       0.11%
MONTANA                                        487,130.20                       0.09%
NEBRASKA                                       436,190.90                       0.08%
SOUTH DAKOTA                                   119,459.66                       0.02%
VIRGIN ISLANDS                                  57,134.90                       0.01%
DISTRICT OF COLUMBIA                            22,580.08                       0.00%
KANSAS                                           2,786.16                       0.00%
BRITISH COLUMBIA                                 2,206.77                       0.00%


Total:                                    $530,304,713.09 (1)


(1) Includes $1,025,880.11 of loan commitments

                            LOAN LOSS EXPERIENCE (1)
                              IDENTIFIED PORTFOLIO
                             (DOLLARS IN THOUSANDS)


                                                                  FOUR MONTHS                           TWELVE MONTHS
                                                                ENDED APRIL 30,                       ENDED DECEMBER 31,
                                                           1999               1998                 1998                1997
                                                           ----               ----                 ----                ----
Average Month Principal Balance (2)                       $519,811           $533,478             $536,913            $562,229
Gross Charge-Offs                                            1,014                872                3,010               1,002
Recoveries                                                     297                164                  804                 102
Net Charge-Offs                                                717                708                2,206                 900
Net Charge-Offs as a Percentage of Average
    Aggregate Outstanding Principal Balance                  0.41% (3)           0.40% (3)            0.41%               0.16%


(1) A loan is generally written off to the extent it is uncollected 270 days after the effective date of cancellation of the related insurance policy.
(2) Based on the average beginning of the month balances.
(3) Calculated on an annualized basis.

               LOAN DELINQUENCY EXPERIENCE FOLLOWING CANCELLATION
                              IDENTIFIED PORTFOLIO



                                                                 AT APRIL 30,                           AT DECEMBER 31,
                                                           1999               1998                 1998                1997
                                                           ----               ----                 ----                ----
Number of days a loan remains overdue
    after cancellation of the related insurance
    policy
         31-89 days                                        0.87%(*)           1.28%                1.25%               1.17%
         90-270 days                                       0.78%(*)           1.01%                0.91%               0.93%
         Over 270 days (1)                                 0.00%              0.00%                0.00%               0.00%
                                                           ----               ----                 ----                ----
             Total                                         1.65%(*)           2.29%                2.16%               2.10%
                                                           ====               ====                 ====                ====



(1) A loan is generally written off to the extent it is uncollected 270 days after the effective date of cancellation of the related insurance policy.

                          ORIGINATORS' PORTFOLIO YIELD
                              IDENTIFIED PORTFOLIO
                             (DOLLARS IN THOUSANDS)




                                                                FOUR MONTHS                            TWELVE MONTHS
                                                               ENDED APRIL 30,                       ENDED DECEMBER 31,
                                                           1999              1998                 1998                1997
                                                           ----              ----                 ----                ----
Average Month Principal Balance (1)                     $519,811          $533,478             $536,913            $562,229
Interest & Fee Income                                     18,192 (*)        20,631               60,676              63,462

Average Revenue Yield on Outstanding                       10.50%(2)(*)      11.60%(2)            11.30%              11.29%
   Principal Balance Receivables



(1) Based on the average beginning of the month balances.
(2) Calculated on an annualized basis.